Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-234425 and 333-234425 -01
This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement
Subject To Completion, dated November 3, 2021
(To Prospectus dated December 31, 2019,
Series A Prospectus Supplement dated December 31, 2019 and
Product Supplement EQUITY-1 dated January 3, 2020)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation
Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
■  Linked to the KraneShares CSI China Internet ETF (the “Underlying”)
■  Unlike ordinary debt securities, the Securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Any return you receive on the Securities and whether they are automatically called will depend on the performance of the Underlying
■  Automatic Call.  If the Fund Closing Price of the Underlying on any Observation Date is greater than or equal to the Starting Value, the Securities will be automatically called for the principal amount plus the Call Premium applicable to that Observation Date. The Call Premium applicable to each Observation Date will be a percentage of the principal amount that increases for each Observation Date based on a simple (non-compounding) return of approximately 11.50% to approximately 13.50% per annum (to be determined on the Pricing Date)
Observation Date
Call Premium*
December 5, 2022
11.50% — 13.50% of the principal amount
December 4, 2023
23.00% - 27.00% of the principal amount
December 3, 2024
34.50% — 40.50% of the principal amount
November 25, 2025 (the “Valuation Date”)
46.00% - 54.00% of the principal amount
* The actual Call Premium applicable to each Observation Date will be determined on the Pricing Date
■  Redemption Amount. If the Securities are not automatically called, you will receive a Redemption Amount that could be equal to or less than the principal amount per Security depending on the Fund Closing Price of the Underlying on the Valuation Date as follows:
■
If the Fund Closing Price of the Underlying on the Valuation Date is less than the Starting Value, but not by more than 10%, you will receive the principal amount of your securities
■
If the Fund Closing Price of the Underlying on the Valuation Date is less than the Starting Value by more than 10%, you will receive less than the principal amount and have 1-to-1 downside exposure to the decrease in the price of the Underlying in excess of 10%
■  Investors may lose up to 90% of the principal amount
■  Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Underlying on the applicable Observation Date significantly exceeds the Starting Value. You will not participate in any appreciation of the Underlying beyond the applicable fixed Call Premium
■  All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the   Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities
■  Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $920 and $970 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Risk Factors” beginning on page PS-8 of this pricing supplement and “Structuring the Securities” on page PS-25 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Risk Factors” beginning on page PS-8 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$28.25	$971.75
Total
(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest” in this pricing supplement for further information.
(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $1.50 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Terms of the Securities
Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlying:	The KraneShares CSI China Internet ETF (Bloomberg symbol: “KWEB” ).
Pricing Date:	November 30, 2021.*
Issue Date:	December 3, 2021.* (T+3)
Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:
If the Fund Closing Price of the Underlying on any Observation Date is greater than or equal to the Starting Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus the Call Premium applicable to the relevant Observation Date. The last Observation Date is the Valuation Date, and payment upon an automatic call on the Valuation Date, if applicable, will be made on the Maturity Date.
Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Underlying on the applicable Observation Date significantly exceeds the Starting Value. You will not participate in any appreciation of the Underlying beyond the applicable Call Premium.
If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date. You will not receive any notice from us if the Securities are automatically called.

Observation Dates and Call Premiums:
The Call Premium applicable to each Observation Date will be a percentage of the principal amount that increases for each Observation Date based on a simple (non-compounding) return of approximately 11.50% to approximately 13.50% per annum (to be determined on the Pricing Date).
The actual Call Premium and payment per Security upon an automatic call that is applicable to each Observation Date will be determined on the Pricing Date and will be within the ranges specified in the table below.
Observation Date
Call Premium
Payment per Security upon an Automatic Call
December 5, 2022*
11.50% — 13.50% of the principal amount
$1,115.00 — $1,135.00
December 4, 2023*
23.00% - 27.00% of the principal amount
$1,230.00 — $1,270.00
December 3, 2024*
34.50% — 40.50% of the principal amount
$1,345.00 — $1,405.00
November 25, 2025*
46.00% - 54.00% of the principal amount
$1,460.00 — $1,540.00
We refer to November 25, 2025* as the “Valuation Date.”
The Observation Dates are subject to postponement for non-Trading Days and the occurrence of a Market Disruption Event. See “—Postponement of an Observation Date” below.

Call Settlement Date:
Five business days after the applicable Observation Date (as each such Observation Date may be postponed as set forth in “—Postponement of an Observation Date” below, if applicable); provided that the Call Settlement Date for the last Observation Date is the Maturity Date.

Maturity Date:
December 3, 2025.* If the Valuation Date is postponed, the Maturity Date will be the later of (i) December 3, 2025* and (ii) three business days after the Valuation Date as postponed. See “—Postponement of an Observation Date” below.  The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

*Subject to change

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Redemption Amount:
If the Securities are not automatically called, then on the Maturity Date, you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Redemption Amount. The “Redemption Amount” will be calculated as follows:
•    if the Ending Value is less than the Starting Value but greater than or equal to the Threshold Value: $1,000; or
•   if the Ending Value is less than the Threshold Value: $1,000 minus:
If the Securities are not automatically called and the Ending Value is less than the Threshold Value, you will receive less, and possibly 90% less, than the principal amount of your Securities at maturity.

Starting Value:	$ , which is the Fund Closing Price of the Underlying on the Pricing Date.
Ending Value:	The Ending Value will be the Fund Closing Price of the Underlying on the Valuation Date.
Threshold Value:	$ , which is equal to 90% of the Starting Value.
Fund Closing Price:
The “Fund Closing Price” on any Trading Day means the product of (i) the Closing Price of one share of the Underlying (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to the Underlying on such Trading Day.

Closing Price:
The “Closing Price” for one share of the Underlying (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying (or any such other security) is listed or admitted to trading.

Adjustment Factor:
The “Adjustment Factor” means, with respect to a share of the Underlying (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Underlying. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Underlying; Alternate Calculation” below.

Postponement of an Observation Date:
The Observation Dates (including the Valuation Date) are each referred to as a “Observation Date.” If any Observation Date is not a Trading Day (as defined below under “Additional Terms of the Securities -- Certain Definitions”), such Observation Date will be postponed to the next succeeding Trading Day. An Observation Date is also subject to postponement due to the occurrence of a Market Disruption Event on such Observation Date. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:	BofAS and Wells Fargo Securities, LLC (“WFS”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09709UUC0
* Subject to change

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Additional Information about BofA Finance, the Guarantor and the Securities
The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
●	Product Supplement EQUITY-1 dated January 3, 2020: https://www.sec.gov/Archives/edgar/data/70858/000119312520001483/d836196d424b5.htm
●	Series A MTN prospectus supplement dated December 31, 2019 and prospectus dated December 31, 2019: https://www.sec.gov/Archives/edgar/data/70858/000119312519326462/d859470d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, and the related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, in each case, except obligations that are subject to any priorities or preferences by law. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Investor Considerations
We have designed the Securities for investors who:
■    believe that the Fund Closing Price of the Underlying will be greater than or equal to the Starting Value on one of the Observation Dates;
■    seek the potential for a fixed return if the Underlying has appreciated at all as of any of the Observation Dates in lieu of full participation in any potential appreciation of the Underlying;
■    understand that if the Fund Closing Price of the Underlying is less than the Starting Value on each Observation Date, they will not receive any positive return on their investment in the Securities, and that if the Fund Closing Price of the Underlying on the Valuation Date is less than the Starting Value by more than 10%, they will receive less, and possibly 90% less, than the principal amount per Security at maturity;
■    understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Observation Date if the Securities are called on an earlier Observation Date;
■    are willing to forgo interest payments on the Securities and dividends on shares of the Underlying; and
■    are willing to hold the Securities until maturity.
The Securities are not designed for, and may not be an appropriate investment for, investors who:
■    seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■    require full payment of the principal amount of the Securities at maturity;
■    believe that the Fund Closing Price of the Underlying will be less than the Starting Value on each Observation Date;
■    seek a security with a fixed term;
■    are unwilling to accept the risk that, if the Fund Closing Price of the Underlying is less than the Starting Value on each Observation Date, they will not receive any positive return on their investment in the Securities;
■    are unwilling to accept the risk that the Fund Closing Price of the Underlying may decrease by more than 10% from the Starting Value to the Ending Value;
■    are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the principal amount and that may be as low as the lower estimated value set forth on the cover page;
■    seek current income;
■    are unwilling to accept the risk of exposure to the Underlying;
■    seek exposure to the upside performance of the Underlying beyond the applicable Call Premiums;
■    are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlying generally, or to obtain exposure to the Underlying that the Securities provide specifically; or
■    prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Determining Timing and Amount of Payment on the Securities
The timing and amount of the payment you will receive will be determined as follows:

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Hypothetical Payout Profile
The following profile illustrates the potential payment on the Securities for a range of hypothetical percentage changes in the Fund Closing Price of the Underlying from the Pricing Date to the applicable Observation Date. The profile is based on a hypothetical Call Premium of 12.50% for the first Observation Date, 25.00% for the second Observation Date, 37.50% for the third Observation Date and 50.00% for the fourth Observation Date (based on the midpoint of the ranges specified for the Call Premiums) and a Threshold Value equal to 90% of the Starting Value. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Observation Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Ending Value of the Underlying; and (iv) whether you hold your securities to maturity or earlier automatic call.

First Observation Date
Second Observation Date
Third Observation Date
Fourth Observation Date
Redemption Amount (on the Stated Maturity Date)
Underlying
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
Fourth Observation Date (Call Premium: 50.00%) (i.e., Valuation Date)
Third Observation Date (Call Premium: 37.50%)
Second Observation Date (Call Premium: 25.00%)
First Observation Date (Call Premium: 12.50%)
10% buffer
-100%
-80%
-60%
-40%
-20%
-10%
0%
20%
40%
60%
Hypothetical Percentage Change in the Fund Closing Price of the Underlying from Pricing Date to Applicable Observation Date

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Risk Factors
The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement and page 7 of the accompanying prospectus. The index underlying the Underlying is sometimes referred to as the “underlying index.”
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called prior to maturity and the Ending Value of the Underlying is less than the Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Underlying is less than the Threshold Value. In that case, you will lose some or a significant portion of your investment in the Securities.
Any positive investment return on the Securities is limited. You will not participate in any increase in the price of the Underlying. Any positive investment return is limited to the applicable Call Premium, if any, regardless of the extent to which the Fund Closing Price of the Underlying on any Observation Date exceeds the Starting Value. In contrast, a direct investment in the Underlying or in the securities included in the Underlying would allow you to receive the benefit of any appreciation in their values. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the Securities may be less than a comparable investment directly in the Underlying or in the securities included in or held by the Underlying. There is no guarantee that the Securities will be called for more than the principal amount, and it is possible you will not receive any positive return on the Securities.
The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the Fund Closing Price of the Underlying exceeds its Starting Value or Threshold Value on any Observation Date.
The Call Premium or Redemption Amount, as applicable, will not reflect the prices of the Underlying other than on the Observation Dates. The prices of the Underlying during the term of the Securities other than on the Observation Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlying while holding the Securities, as the performance of the Underlying may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the Call Premium or the Redemption Amount, as applicable, by comparing only the Starting Value or Threshold Value, as applicable, to the Fund Closing Price of the Underlying on the applicable Observation Date. No other prices of the Underlying will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the price of the Underlying was always above its Threshold Value prior to the Valuation Date.
The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on any Observation Date, the Fund Closing Price of the Underlying is greater than or equal to its Starting Value. If the Securities are automatically called prior to the Maturity Date, you will be entitled to receive the principal amount and the applicable Call Premium with respect to the applicable Observation Date. In this case, you will lose the opportunity to receive payment of any higher call premium that otherwise would be payable after the date of the automatic call. If the Securities are called prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.
Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.
Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment on an automatic call or the Redemption Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date regardless of the Fund Closing Price of the Underlying as compared to the Starting Value or Threshold Value, as applicable.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the price of the Underlying, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.
Valuation- and Market-related Risks

The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the price of the Underlying, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying, our and BAC’s creditworthiness and changes in market conditions.
We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.
The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: price of the Underlying at such time; volatility of the Underlying; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.
Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Underlying or securities or assets held by or included in the Underlying, or futures or options contracts on the Underlying or those securities or assets, or other listed or over-the-counter derivative instruments linked to the Underlying or those securities or assets. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlying or securities or assets represented by the Underlying, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlying, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the price of the Underlying in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may affect the price of the Underlying. Consequently, the price of the Underlying may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could affect the price of the Underlying on the Pricing Date. In addition, these hedging activities, including the unwinding

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the price of the Underlying, the market value of your Securities prior to maturity or the amounts payable on the Securities.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying-related Risks
The stocks held by the Underlying are concentrated in one sector. The Underlying holds securities issued by companies in the internet sector. As a result, the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the Underlying, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in the internet sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.
Adverse conditions in the internet sector may reduce your return on the Securities. All of the stocks held by the Underlying are issued by companies whose primary lines of business are directly associated with the internet sector. Internet companies are subject to intense competition, the risk of product obsolescence, changes in consumer preferences and legal, regulatory and political changes. Internet companies are also especially at risk of hacking and other cybersecurity events. In addition, it can be difficult to determine what qualifies as an internet company. Any adverse developments affecting the internet sector could adversely affect the price of the Underlying and, in turn, the value of the Securities.
Recent executive orders may adversely affect the performance of the Underlying. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. If the issuer of any of the equity securities held by the Underlying is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the Underlying. In addition, under these circumstances, the Underlying is expected to remove the equity securities of that company from the Underlying. Any changes to the composition of the Underlying in response to these executive orders could adversely affect the performance of the Underlying.
The value of the KWEB depends upon the stocks of non-U.S. companies, and thus involves risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the KWEB and, as a result, the value of the Securities.
An investment in the Securities may involve risks that are associated with investments that are linked to the equity securities of issuers from emerging markets. The equity securities held by the Underlying are issued by companies based in emerging market nations. Emerging market nations are undergoing rapid institutional change, including the restructuring of economic, political, financial, and legal systems. The regulatory and tax environments in these nations may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of their capital markets and their tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets, and/or nationalization of their businesses. It may be more difficult for an investor in these markets to monitor investments in these companies, because these companies may be subject to fewer disclosure requirements than companies in developed markets, and economic and financial data about some of these countries may be unreliable.
The anti-dilution adjustments will be limited. The calculation agent may adjust the Adjustment Factor of the Underlying and other terms of the Securities to reflect certain actions by the Underlying, as described in the section “Additional Terms of the Securities— Anti-dilution Adjustments Relating to the Underlying; Alternate Calculation” below. The calculation agent will not be

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
required to make an adjustment for every event that may affect the Underlying and will have broad discretion to determine whether and to what extent an adjustment is required.
The performance of the Underlying may not correlate with the performance of its underlying index as well as the net asset value per share of the Underlying, especially during periods of market volatility.  The performance of the Underlying and that of its underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the Underlying may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index. This could be due to, for example, the Underlying not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying, differences in trading hours between the Underlying (or the underlying assets held by the Underlying) and its underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares of the Underlying are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Underlying may differ from its net asset value per share; shares of the Underlying may trade at, above, or below its net asset value per share. During periods of market volatility, securities held by the Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Underlying and the liquidity of the Underlying may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares of the Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Underlying. As a result, under these circumstances, the market value of shares of the Underlying may vary substantially from the net asset value per share of the Underlying.
The sponsor or investment advisor of the Underlying may adjust the Underlying in a way that affects its prices, and the sponsor or investment advisor has no obligation to consider your interests. The sponsor or investment advisor of the Underlying can add, delete, or substitute the components included in the Underlying or make other methodological changes that could change its price. Any of these actions could adversely affect the value of your Securities.
Tax-related Risks
The U.S. federal income tax consequences of an investment in the Securities are uncertain, and may be adverse to a holder of the Securities. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or securities similar to the Securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain. Under the terms of the Securities, you will have agreed with us to treat the Securities as single financial contracts, as described below under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Securities, the timing and character of gain or loss with respect to the Securities may differ. No ruling will be requested from the IRS with respect to the Securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Hypothetical Returns
If the Securities are automatically called:
Assuming that the Securities are automatically called, the following table illustrates, for each hypothetical Observation Date on which the Securities are automatically called:
•              the hypothetical payment per Security on the related Call Settlement Date, assuming that the Call Premiums are equal to the midpoints of their specified ranges; and
•              the hypothetical pre-tax total rate of return.

Hypothetical Observation Date on which Securities are automatically called	Hypothetical payment per Security on related Call Settlement Date	Hypothetical pre-tax total rate of return
1st Observation Date	$1,125.00	12.50%
2nd Observation Date	$1,250.00	25.00%
3rd Observation Date	$1,375.00	37.50%
4th Observation Date	$1,500.00	50.00%
If the Securities are not automatically called:
Assuming that the Securities are not automatically called, the following table illustrates, for a range of hypothetical Ending Values of the Underlying:
•     the hypothetical percentage change from the hypothetical Starting Value to the hypothetical Ending Value, assuming a hypothetical Starting Value of $100.00 and a hypothetical Threshold Value of $90.00. The hypothetical Starting Value of $100.00 and hypothetical Threshold Value of $90.00 have been chosen for illustrative purposes only and do not represent the actual Starting Value or Threshold Value. The actual Starting Value and Threshold Value will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying, see the historical information provided herein;
•     the hypothetical Redemption Amount per Security; and
•     the hypothetical pre-tax total rate of return.

Hypothetical Ending Value	Hypothetical percentage change from the hypothetical Starting Value to the hypothetical Ending Value	Hypothetical Redemption Amount per Security	Hypothetical pre-tax total rate of return
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$89.00	-11.00%	$990.00	-1.00%
$80.00	-20.00%	$900.00	-10.00%
$75.00	-25.00%	$850.00	-15.00%
$50.00	-50.00%	$600.00	-40.00%
$25.00	-75.00%	$350.00	-65.00%
$0.00	-100.00%	$100.00	-90.00%
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual payment per Security upon an automatic call or Redemption Amount and the resulting pre-tax rate of return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Observation Date on which the Securities are called; and (iii) if the Securities are not automatically called, the actual Starting Value, Threshold Value and Ending Value.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Hypothetical Payment Upon An Automatic Call
Set forth below are two examples of calculations of the amount payable if the Securities are automatically called on an Observation  Date. The Securities will be automatically called on an Observation Date if the Fund Closing Price of the Underlying on such Observation Date is greater than or equal to the Starting Value. The following examples assume hypothetical Call Premiums based on the midpoint of the ranges specified for the Call Premiums and assume the hypothetical Starting Value and Closing Prices indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value. The hypothetical Starting Value of $100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Value. The actual Starting Value will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The Fund Closing Price of the Underlying on the first Observation Date is greater than the Starting Value, and the Securities are automatically called:
Hypothetical Starting Value:	$100.00
Hypothetical Fund Closing Price on first Observation Date:	$125.00

Since the hypothetical Fund Closing Price of the Underlying on the first Observation Date is greater than the hypothetical Starting Value, the Securities are automatically called and you will receive on the related Call Settlement Date the principal amount of your securities plus a Call Premium of 12.50% of the principal amount per Security. Even though the Underlying appreciated by 25.00% from its Starting Value to its Fund Closing Price on the first Observation Date in this example, your return is limited to the Call Premium of 12.50% that is applicable to such Observation Date.
On the Call Settlement Date, you would receive $1,125.00 per Security.
Example 2. The Securities are not automatically called prior to the last Observation Date (the Valuation Date). The Fund Closing Price of the Underlying on the Valuation Date is greater than the Starting Value, and the Securities are automatically called:
Hypothetical Starting Value:	$100.00
Hypothetical Fund Closing Price on Observation Dates prior to the Valuation Date:	Various (all below Starting Value)
Hypothetical Fund Closing Price on Valuation Date:	$120.00
Since the hypothetical Fund Closing Price of the Underlying on each Observation Date prior to the last Observation Date (which is the Valuation Date) is less than the hypothetical Starting Value, the Securities are not called prior to the Valuation Date. Since the Fund Closing Price of the Underlying on the Valuation Date is greater than the Starting Value, the Securities are automatically called and you will receive on the related Call Settlement Date (which is the Maturity Date) the principal amount of your Securities plus a Call Premium of 50.00% of the principal amount per Security.
On the Call Settlement Date (which is the Maturity Date), you would receive $1,500.00 per Security.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Hypothetical Redemption Amount
If the Fund Closing Price of the Underlying is less than the Starting Value on each Observation Date, the Securities will not be automatically called, and at maturity you will receive a Redemption Amount that will be equal to or less than the principal amount per Security, depending on the Ending Value (i.e., the Fund Closing Price of the Underlying on the Valuation Date). Set forth below are two examples of calculations of the Redemption Amount, assuming that the Securities have not been automatically called and assuming the hypothetical Starting Value, Threshold Value and Ending Values indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value. The hypothetical Starting Value of $100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Value. The actual Starting Value and Threshold Value will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. Ending Value is less than the Starting Value but greater than the Threshold Value and the Redemption Amount is equal to the principal amount:
Hypothetical Starting Value:	$100.00
Hypothetical Ending Value:	$95.00
Hypothetical Threshold Value:	$90.00, which is 90% of the hypothetical Starting Value
Since the hypothetical Ending Value is less than the hypothetical Starting Value, but not by more than 10%, you would be repaid the principal amount of your Securities at maturity.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 2. Ending Value is less than the Threshold Value and the Redemption Amount is less than the principal amount:
Hypothetical Starting Value:	$100.00
Hypothetical Ending Value:	$50.00
Hypothetical Threshold Value:	$90.00, which is 90% of the hypothetical Starting Value
Since the hypothetical Ending Value is less than the hypothetical Starting Value by more than 10%, you would lose a portion of the principal amount of your securities and would be paid a Redemption Amount equal to $600.00 per Security, calculated as follows:

On the Maturity Date, you would receive $600.00 per Security, resulting in a loss of 40.00%.
To the extent that the Starting Value, Threshold Value and Ending Value differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Additional Terms of the Securities
BofA Finance will issue the Securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the Series A MTN prospectus supplement. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information.
Certain Definitions
A “Trading Day” means a day, as determined by the calculation agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to the Underlying or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.
The “Relevant Stock Exchange” for the Underlying means the primary exchange or quotation system on which shares (or other applicable securities) of the Underlying are traded, as determined by the calculation agent.
The “Related Futures or Options Exchange” for the Underlying means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Underlying.
Market Disruption Events
A “Market Disruption Event” means any of the following events as determined by the calculation agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of the Underlying or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Underlying or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Underlying or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Underlying or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Underlying or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the close of trading on that day.

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Underlying or any successor fund fails to open for trading during its regular trading session.
For purposes of determining whether a Market Disruption Event has occurred:
(1)	“close of trading” means the scheduled closing time of the Relevant Stock Exchange with respect to the Underlying or any successor fund; and
(2)
the “scheduled closing time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for the Underlying or any successor fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

If a Market Disruption Event occurs or is continuing on any Observation Date, then such Observation Date will be postponed to the first succeeding Trading Day on which a Market Disruption Event has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day after the originally scheduled Observation Date, that eighth Trading Day

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to KraneShares CSI China Internet ETF dueDecember 3, 20254
shall be deemed to be the Observation Date. If an Observation Date has been postponed eight Trading Days after the originally scheduled Observation Date and a Market Disruption Event occurs or is continuing on such eighth Trading Day, the calculation agent will determine the Closing Price of the Underlying on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of the Underlying as of the close of trading on such eighth Trading Day.
Anti-dilution Adjustments Relating to the Underlying; Alternate Calculation
Anti-dilution Adjustments
The calculation agent will adjust the Adjustment Factor as specified below if any of the events specified below occurs with respect to the Underlying and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Valuation Date.
The adjustments specified below do not cover all events that could affect the Underlying, and there may be other events that could affect the Underlying for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the Securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Underlying, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the Securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the Securities. All determinations made by the calculation agent in making any adjustments to the terms of the Securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the Securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Underlying.
For any event described below, the calculation agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.
(A)         Stock Splits and Reverse Stock Splits
If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of the Underlying before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.
(B)         Stock Dividends
If a dividend or distribution of shares (or other applicable securities) of the Underlying has been made by the Underlying ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of the Underlying which a holder of one share (or other applicable security) of the Underlying before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Underlying paid or distributed is based on a fixed cash equivalent value.
(C)         Extraordinary Dividends
If an extraordinary dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of the Underlying on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of the Underlying on the Trading Day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).
For purposes of determining whether an extraordinary dividend has occurred:
(1)          “extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)             “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Underlying will equal the amount per share (or other applicable security) of the Underlying of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.
A distribution on the securities of the Underlying described under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to KraneShares CSI China Internet ETF dueDecember 3, 20254
(D)        Other Distributions
If the Underlying declares or makes a distribution to all holders of the shares (or other applicable security) of the Underlying of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the Securities that results solely from the applicable event.
(E)         Reorganization Events
If the Underlying, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Underlying is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Redemption Amount or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect on the Securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).
Liquidation Events
If the Underlying is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Underlying, then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance, any subsequent Fund Closing Price for the Underlying will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the Securities.
If the Underlying undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of the Underlying is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the Fund Closing Price for the Underlying on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Underlying (including but not limited to the instance in which the underlying index sponsor discontinues publication of the underlying index), provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Underlying, then the calculation agent will calculate the Fund Closing Price for the Underlying in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by the Underlying immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.
If a successor fund is selected or the calculation agent calculates the Fund Closing Price as a substitute for the Underlying, such successor fund or Fund Closing Price will be used as a substitute for the Underlying for all purposes, including for purposes of determining whether a Market Disruption Event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Underlying may adversely affect the value of the Securities.
If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the Securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.
Alternate Calculation
If at any time the method of calculating the Underlying or a successor fund, or the underlying index, is changed in a material respect, or if the Underlying or a successor fund is in any other way modified so that the Underlying does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Underlying or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of the Underlying comparable to the Underlying or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the Redemption Amount or Call Premium, as applicable, with reference to such adjusted Closing Price of the Underlying or such successor fund, as applicable.
Events of Default and Acceleration
If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities — Events of Default and Rights of Acceleration” beginning on page 22 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities — Redemption Amount” above, calculated as though the date of acceleration were the Valuation Date of the Securities; provided that if the Fund Closing Price of the Underlying on the date of acceleration is equal to or greater than the Starting Value, then the Redemption Amount will be calculated using a Call

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to KraneShares CSI China Internet ETF dueDecember 3, 20254
Premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
The KraneShares CSI China Internet ETF
All disclosures contained in this pricing supplement regarding the Underlying, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, Krane Funds Advisors, LLC (“Krane”), the investment advisor to the KWEB. We refer to Krane as the “Investment Advisor.” The Investment Advisor, which licenses the copyright and all other rights to the Underlying, has no obligation to continue to publish, and may discontinue publication of, the Underlying. The consequences of the Investment Advisor discontinuing publication of the Underlying are discussed in "Additional Terms of the Securities -- Anti-dilution Adjustments relating to the Underlying; Alternate Calculation -- Liquidation Events" above. None of us, the Guarantor, the calculation agent, or either Selling Agent accepts any responsibility for the calculation, maintenance or publication of the Underlying or any successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlying. You should make your own investigation into the Underlying.
The KraneShares CSI China Internet ETF
The KraneShares CSI China Internet ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the CSI Overseas China Internet Index. The CSI Overseas China Internet Index is designed to measure the equity market performance of investable publicly traded “China-based companies” whose primary business or businesses are in the Internet and Internet-related sectors, and are listed outside of mainland China, as determined by the index provider, China Securities Index Co., Ltd. (“CSI”). The returns of the KWEB may be affected by certain management fees and other expenses, which are detailed in its prospectus. Shares of the KraneShares CSI China Internet ETF are listed and trade on the NYSE Arca under the ticker symbol "KWEB".
The KWEB uses a representative sampling strategy to try to track the CSI Overseas China Internet Index, and generally does not hold all of the equity securities held by the CSI Overseas China Internet Index. The KWEB invests in a representative sample of securities in the CSI Overseas China Internet Index that collectively have a similar investment profile as the CSI Overseas China Internet Index. Under normal circumstances, the KWEB will invest at least 80% of its assets in the securities of the CSI Overseas China Internet Index and in depositary receipts representing such securities. The KWEB may invest up to 20% of its assets in instruments that are not included in the CSI Overseas China Internet Index, but that Krane believes will help the KWEB track the CSI Overseas China Internet Index. These investments may include equity securities and depositary receipts of issuers whose securities are not constituents of the CSI Overseas China Internet Index, derivative instruments (including swaps, futures, forwards, structured notes and options), other investment companies (including exchange traded funds or “ETFs”) and cash or cash equivalents (including money market funds). The other investment companies in which the KWEB may invest may be advised, sponsored or otherwise serviced by Krane and/or its affiliates.
Correlation
The CSI Overseas China Internet Index is a theoretical financial calculation, while the KWEB is an actual investment portfolio. The performance of the KWEB and the CSI Overseas China Internet Index may vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs), and timing variances and differences between the KWEB and the CSI Overseas China Internet Index resulting from the KWEB’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the KWEB but not to the CSI Overseas China Internet Index. The KWEB, using representative sampling, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.
Description of the CSI Overseas China Internet Index
The CSI Overseas China Internet Index is a free-float adjusted market capitalization weighted index consisting of overseas-listed securities of China-based companies assigned to one of the following categories: Internet Software & Services; Home Entertainment Software; Internet Retail; Internet Service; and Mobile Internet.
Index Construction
Constituent Selection
The universe of securities eligible for inclusion in the CSI Overseas China Internet Index consists of securities that satisfy the following conditions:
●	For Hong Kong-listed securities, the primary listing of the security is on the Hong Kong Stock Exchange (main exchange or the

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Growth Enterprise Market);
●	The security has been listed for more than 3 months, unless the market value of its initial public offering (“IPO”) exceeds 3 billion USD; and
●
The security is issued by a Chinese company that meets one of the following criteria: (i) is incorporated in mainland China, (ii) has its operation center in mainland China, or (iii) derives at least 50% of its revenue from mainland China.

Hong Kong-listed securities that meet any of the following conditions will be excluded from the eligible universe:
●	Securities whose average daily closing price in the most recent year is less than 0.1 HKD;
●	Securities whose average daily closing price in the most recent year is less than 0.5 HKD or whose earnings per share (EPS) in the most recent annual report is negative; or
●
Securities whose cumulative average daily market capitalization coverage is beyond 90%, after having ranked the securities by the average daily turnover ratio (which is the daily trading value divided by total market capitalization) in descending order and calculated the cumulative average daily market capitalization coverage for each security.

Then, to select index constituents, all securities that had an average daily trading value in the past year of less than 3 million USD or an average daily market capitalization in the past year of less than 2 billion USD are removed from the eligible universe. From the remaining securities, securities are chosen for inclusion in the CSI Overseas China Internet Index if they are classified in one of the following sectors, as determined by CSI: Internet Software & Services (which includes companies that develop and market internet software and/or provide internet services); Home Entertainment Software (which includes manufacturers of home entertainment software and educational software primarily for home use); Internet Retail (which includes companies providing retail services primarily on the internet); Internet Service (which includes companies providing commercial services primarily on the internet); and Mobile Internet (which includes companies developing and marketing mobile internet software and/or providing mobile internet services).
Index Calculation
The CSI Overseas China Internet Index is a free-float adjusted market capitalization weighted index. CSI defines free-float of a constituent as the shares outstanding and tradable in the security market. The identification and calculation of free float by CSI is based on objective information including prospectuses and listing notices, periodic reports and temporary reports. CSI tracks the changes of free-float shares and adjusts free-float changes resulting from shareholder’s behavior every six months. All restricted shares subject to a lock-in period are deemed as non free-float. Non-restricted shares shall be deemed as free float, if they fall into one of the following types of shares: (1) shares held by founders of the company or their families, and by senior executives, by directors, or by supervisors, etc.; (2) shares held by the government or its subsidiaries; (3) shares held by strategic investors for long-term strategic interest; and (4) shares held by employee share plans; provided, however, such non-restricted shares shall be deemed as non-free float if the holdings by shareholders or shareholders acting in concert are 5% or greater. Restricted shares after the lock-in period are treated in the same way as non-restricted shares.
Index Maintenance
Index Reviews
The CSI Overseas China Internet Index is adjusted and rebalanced semi-annually during the last ten days of May and November of each year. The index rebalancing is effective as of the next trading day after the second Friday in June and December. The weight factor is assigned to each constituent at each rebalancing date and stays the same until the next rebalancing date.
 Suspended Companies
At the periodic index review, if an index constituent is suspended, CSI will determine its treatment as follows:
●
Constituents that have been suspended for more than 25 trading days and have not resumed trading as of the deadline for data used for constituents’ eligibility review (April 30th for the May review and October 31st for the November review), if listed on the candidate deletion list, will be classified as priority deletion securities.

●
CSI reports list of constituents that have been suspended close to 25 trading days as of the deadline for data used for constituents’ eligibility review to the index advisory committee. The committee discusses whether they should be classified as

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candidate deletion securities.
●
If the deletion securities are under suspension and the reason for suspension is a significant negative event, then the constituent will be deleted from the index at the price of 0.00001 Yuan. In the event that such securities resume trading at least one trading day prior to the effective date, CSI will amend the deletion price to market price and publish an announcement. Under any other conditions, a suspended constituent will be deleted from the index at its closing market price before suspension.

For suspended companies that are not currently constituents of the CSI Overseas China Internet Index, CSI determines their treatment as follows:
●
Securities that are under suspension and without a clear expectation of trading resumption on the date of the index advisory committee meeting will not be able to be selected as candidates for inclusion in the CSI Overseas China Internet Index.

●
Securities that have been suspended for more than 25 trading days during the data period used for constituents’ review are eligible for inclusion in the index only if they have resumed trading for 3 months, except in special circumstances approved by the index advisory committee.

●	For new additions suspended between the announcement date and the effective date of the periodic review, CSI will decide whether to adjust the addition or not.
Corporate Actions and Events
In the case of exceptional corporate events, CSI will review the CSI Overseas China Internet Index and make necessary ongoing adjustments between index reviews in order to maintain the representativeness of the index and ensure it is investable. Companies that are delisted or that file for bankruptcy or receive a bankruptcy order are deleted from the CSI Overseas China Internet Index. For corporate events resulting in a simultaneous change in the constituents’ price and shares, such as bonus issue, rights issue, stock split and consolidation, etc., adjustments shall be implemented on the ex-right date.
Initial Public Offerings
Generally, IPOs are added to the index on the 11th trading day, provided that the security satisfies the index eligibility criteria and the size of the IPO is more than 10 billion USD.
Mergers and Acquisitions
When mergers and acquisitions take place between companies that are both constituents of the CSI Overseas China Internet Index or when a constituent company merges with a non-constituent company, the security of the resulting new company retains index eligibility and remains in the CSI Overseas China Internet Index if it meets the index eligibility criteria. Otherwise, the security will be deleted from the index as soon as practicable.
When a non-constituent company purchases or takes over a constituent company, if the security of the resulting new company meets the index eligibility criteria, the new security may be added to the CSI Overseas China Internet Index. Otherwise, the acquired constituent company will be deleted from the index as soon as practicable.
Index Governance
CSI annually reviews the index calculation and maintenance methodology and other index policy documents to ensure that the CSI Overseas China Internet Index continues to achieve the stated objectives. After the regular review is completed, an annual review report is produced and presented to the index oversight committee.
CSI may review index methodology documents outside the annual scheduled reviews based on, but not limited to, one of the following: underlying market environment review, market participant feedback, problems identified in index management or unusual corporate events treatment.
Historical Performance of the KWEB
The following graph sets forth the daily historical performance of the KWEB in the period from January 1, 2008 through November 1, 2021. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
information obtained from Bloomberg L.P. The horizontal line in the graph represents the KWEB’s hypothetical Threshold Value of $45.27, which is 90% of the KWEB’s  hypothetical Starting Value of $50.30, which was its Closing Price on October 27, 2021. The actual Starting Value and Threshold Value will be determined on the Pricing Date.
This historical data on the KWEB is not necessarily indicative of the future performance of the KWEB or what the value of the Securities may be. Any historical upward or downward trend in the price of the KWEB during any period set forth above is not an indication that the price of the KWEB is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the prices and trading patterns of the KWEB.

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Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest
BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Securities. Accordingly, the offering of the Securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We expect to deliver the Securities against payment therefor in New York, New York on a date that is greater than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the Securities occurs more than two business days from the Pricing Date, purchasers who wish to trade the Securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $28.25 per Security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 per Security. In addition to the concession allowed to WFA, WFS will pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.
In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $1.50 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
BofAS and any of our other broker-dealer affiliates and WFS and its broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.
Any price that BofAS, WFS or their respective affiliates may pay to repurchase the Securities will depend upon then prevailing market conditions, the creditworthiness of us and the Guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Securities.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

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European Economic Area and United Kingdom
None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Securities in, from or otherwise involving the United Kingdom.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlying. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Redemption Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.
The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement. The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.
In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Risk Factors” beginning on page PS-8 above and “Supplemental Use of Proceeds” on page PS-19 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
U.S. Federal Income Tax Summary
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Securities supplements, and to the extent inconsistent therewith supersedes, the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the Securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Securities upon original issuance and will hold the Securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities, in the opinion of our counsel, Sidley Austin LLP, and based on certain factual representations received from us, the Securities should be treated as single financial contracts with respect to the Underlying and under the terms of the Securities, we and every investor in the Securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Securities in accordance with such characterization. This discussion assumes that the Securities constitute single financial contracts with respect to the Underlying for U.S. federal income tax purposes.  If the Securities did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the Securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including possible alternative characterizations.
Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Securities.
We will not attempt to ascertain whether the issuer of the Underlying would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of the Underlying were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Securities. You should refer to information filed with the SEC by the issuer of the Underlying and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of the Underlying is or becomes a PFIC or is or becomes a United States real property holding corporation.
U.S. Holders
Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the Securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Securities. A U.S. Holder’s tax basis in the Securities will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain

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or loss generally will be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year. The deductibility of capital losses is subject to limitations.
Possible Application of Section 1260 of the Code. Since the Underlying is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption, or settlement).
If an investment in the Securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the Securities will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the Securities and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the Securities attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale, exchange, or redemption of the Securities at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the Securities. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the Securities.
As described below, the IRS, as indicated in Notice 2008-2 (the “Notice”), is considering whether Section 1260 of the Code generally applies or should apply to the Securities, including in situations where the Underlying is not the type of financial asset described under Section 1260 of the Code.
Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the Securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Securities. In particular, the IRS could seek to subject the Securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the Securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the Securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the Securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
The Notice sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the Securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Securities, possibly with retroactive effect.
The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.
In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Securities.

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Because of the absence of authority regarding the appropriate tax characterization of the Securities, it is also possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the Securities should be treated as ordinary gain or loss.
Non-U.S. Holders
Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Securities provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the Securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.
If a Non-U.S. Holder of the Securities is engaged in the conduct of a trade or business within the U.S. and if gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the Securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning and disposing of the Securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying or the Securities, and, following such occurrence, the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlying or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the Securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate.
As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the Securities should be subject to withholding tax.  Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.
U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Security is likely to be treated as U.S. situs property subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Security.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General  — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the KraneShares CSI China Internet ETF due December 3, 2025
Appendix
The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the Securities described in this pricing supplement. This material does not constitute terms of the Securities. Instead, the Securities will have the terms specified in the prospectus dated December 31, 2019, the prospectus supplement dated December 31, 2019 and the product supplement no. EQUITY-1 dated January 3, 2020, as supplemented or superseded by this pricing supplement.

Market Linked Securities
Auto-Callable with Fixed Percentage Buffered Downside
This material was prepared by Wells Fargo Securities, LLC, a registered broker -
dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.
MARKET LINKED SECURITIES — AUTO-CALLABLE WITH FIXED PERCENTAGE BUFFERED DOWN SIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION .

Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities — Auto-Callable with Fixed Percentage Downside

Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside (“these Market Linked Securities”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Securities offer the potential for a positive return in the form of a fixed call premium upon automatic call, which will be triggered if the closing level of the underlying is greater than or equal to its starting level on any specified call date. These Market Linked Securities also offer a buffer against a moderate decline of the underlying. However, if these Market Linked Securities are not automatically called and the underlying has declined by more than the buffer as of the final call date, you could incur a substantial loss on your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.
These Market Linked Securities are designed for investors who seek the potential fora fixed return if the underlying is flat or appreciates at all, and a measure of market risk reduction if the underlying declines. In exchange for these features, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of the underlying beyond the fixed call premium. You must also be willing to accept the possibility of a shorter maturity upon automatic call and downside exposure to any decline in the underlying beyond the buffer. The potential to receive a call premium upon automatic call applies only on the applicable call settlement date, and the buffer applies only if you hold these Market Linked Securities at maturity.
These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.
A -2 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside
These Market Linked Securities offer a return that is linked to the performance of an underlying but that differs from the return that would be achieved on a direct investment in the underlying. If the closing level of the underlying is greater than or equal to its starting level on any one of the specified call dates, these Market Linked Securities will be automatically called and you would receive the original offering price of these Market Linked Securities plus a fixed c all premium. If these Market Linked Securities are not automatically called on one of the call dates, the payment at maturity will be based on the performance of the underlying, as measured from its starting level to its closing level on the final call date (the ending level). Under these circumstances, if the underlying has declined by more than a specified buffer, you could incur a substantial loss on your investment.
To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:
●
Call Dates: 1 year, 1 .5 years and 2 years. If the closing level of the underlying on any of the three call dates (occurring approximately 1 year, 1 .5 years and 2 years after issuance) is greater than or equal to the starting level, these Market Linked Securities will be automatically called, and on the related call settlement date (typically 3 to 5 business days after the call date) you will receive a cash payment equal to the original offering price plus the call premium applicable to that call date. If these Market Linked Securities are automatically called on one of the call dates prior to maturity, the term of these Market Linked Securities will be limited (to as little as o ne year in the case of the first call date in this hypothetical example) and you might not be able to reinvest your funds in an investment with a similar return profile.

A -3 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

●
Call Premium: 7 % per year. If these Market Linked Securities are automatically called on a call date, you will receive a payment on the applicable call settlement date equal to the $1,000 original offering price per Market Linked Security plus the applicable call premium, as set forth below:

Call Date	Call Premium	Payment per $1,000 Market Linked Security
1st call date (at 1 year)	7 .00% of the original offering price	$1 ,070.00
2nd call date (at 1 .5 years)	10.50% of the original offering price	$1 ,105.00
3rd call date (at 2 years)	14.00% of the original offering price	$1 ,140.00
Any return on these Market Linked Securities will be limited to the applicable call premium, even if the closing level of the underlying greatly exceeds the starting level on the applicable call date. You will not participate in any appreciation of the underlying beyond the fixed call premium. If the issuer defaults on its payment obligations, you could lose your entire investment.
●
Buffer: 10%. If these Market Linked Securities are not automatically called, the buffer offers a measure of downside market risk reduction at maturity as compared to a direct investment in the underlying. A 10% fixed buffer means that you will be repaid the original offering price at maturity if the underlying declines by 10% or less from the starting level to the ending level — in other words, if the ending level is greater than or equal to a threshold level that is equal to 90% of the starting level. However, if these Market Linked Securities are not automatically called and the underlying declines by more than 10%, so that the ending level is less than the threshold level, you will incur a loss equal to the percentage decline of the underlying in excess of 10%. For example, if the underlying declines by 25%, the percentage decline of 25% would exceed the 10% buffer by 15% and you would incur a 15% loss at maturity.

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside described above for a range of percentage changes in the closing level of the underlying from the starting level to the closing level on the applicable call date.
A -4 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

Determining payment upon automatic call or at maturity
The diagram below illustrates how to determine whether these Market Linked Securities are automatically called on a call date and, if these Market Linked Securities are not automatically called, how to determine the payment at maturity. The diagram below assumes three call dates. The ending level is the closing level of the underlying on the third call date.
A -5 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

Hypothetical Examples
The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities assuming the following terms:
Term:                                         2 years, unless earlier automatically called
Buffer:                                       10%
Original Offering Price:         $1 ,000 per Market Linked Security

Call Date/Call Premium:

Call Date	Call Premium
1st call date (at 1 year)	7 .00% of the original offering price
2nd call date (at 1 .5 years)	10.50% of the original offering price
3rd call date (at 2 years)	14.00% of the original offering price
Starting Level:                          1 ,000
Threshold Level:                      900, which is equal to 90% of the starting level
The first hypothetical example below illustrates a scenario in which these Market Linked Securities are automatically called on a call date for the original offering price plus the call premium applicable to that call date. The second and third hypothetical examples below illustrate scenarios in which the Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the underlying from the starting level to the ending level.
Example 1:
Closing Level on 1st Call Date:    1 ,200
Because the closing level of the underlying on the 1st call date is greater than or equal to the starting level, these Market Linked Securities would be automatically called on the 1st call date and, on the related call settlement date, you would receive the original offering price of $1,000 per Market Linked Security plus a call premium of 7 .00% of the original offering price. In this example, the total payment upon automatic call would be $1,070 per Market Linked Security.
Even though the underlying appreciated by 20% from its starting level to its closing level on the 1st call date in this example, your return is limited to the call premium of 7 .00% that is applicable to the 1st call date.
Example 2:
Closing Level on 1st Call Date:   975
Closing Level on 2nd Call Date: 950
Closing Level on 3rd Call Date:    925 (ending level)
Because the hypothetical closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called and you would not receive a call premium. However, because the ending level is greater than the threshold level (i.e., it has not declined from the starting level by more than the 10% buffer), you would be repaid the original offering price of $1 ,000 per Market Linked Security at maturity.
A -6 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

Example 3:
Closing Level on 1st Call Date:    850
Closing Level on 2nd Call Date: 7 00
Closing Level on 3rd Call Date:     500 (ending level)
Because the hypothetical closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called and you would not receive a call premium. Furthermore, because the ending level is less than the threshold level (i.e., it has declined from the starting level by more than the 10% buffer), you would incur a loss on your investment equal to the decline of the underlying beyond the buffer. Your payment at maturity in this example would be calculated as follows:

On the stated maturity date, you would receive $600.00 per Market Linked Security, resulting in a loss of 40%.
All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any asset included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.
Estimated value of Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside
The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.
The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.
A -7 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.
An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments, dividend payments (in the case of equity underlyings) and any return in excess of the applicable call premium.
These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to :
●	Gain or increase exposure to different asset classes and who believe that the closing level of the underlying will be greater than or equal to the starting level on one of the call dates
●
Receive a fixed return if the underlying is flat or appreciates at all and a buffer against a moderate decline in the underlying in lieu of participation in any potential market appreciation beyond a fixed call premium

●	Supplement their existing investments with new return profiles
●	Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying
●	Seek the potential to outperform the underlying in a declining or a low to moderately appreciating market you can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.
●	Are you comfortable with the potential loss of a significant portion of your initial investment as a result of a percentage decline of the underlying that exceeds the buffer?
●	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?
●	Does protection against moderate market declines take precedence for you over participation in any appreciation of the underlying beyond the fixed call premium and dividend payments?
●	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?
●	What is your sensitivity to the tax treatment for your investments?
●	Are you dependent on your investments for current income?
●	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Securities provide?
Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.
A -8 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:
●
Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level has declined from the starting level by more than the buffer, the payment you receive at maturity will be less than the original offering price of the Market Linked Securities and you may incur a substantial loss on y our investment.

●
Limited upside. The potential return on these Marked Linked Securities is limited to the applicable call premium, regardless of the performance of the underlying. The underlying may appreciate by significantly more than the percentage represented by the applicable call premium from the starting level to the closing level on the applicable call date, in which case an investment in these Market Linked Securities will underperform a hypothetical alternative investment providing a 1 -to-1 return based on the performance of the underlying. Furthermore, if these Market Linked Securities are automatically called on an earlier call date, you will receive a lower call premium than if these Market Linked Securities were automatically called on a later call date.

●
Reinvestment risk. If these Market Linked Securities are automatically called prior to the final call date, the term of these Market Linked Securities will be less than the full term to maturity. There is no guarantee that you would be able to reinvest the proceeds from an investment in these Market Linked Securities at a comparable return for a similar level of risk in the event these Market Linked Securities are automatically called prior to maturity.

●
Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

●
Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the call premium applicable to the next call date.

●
Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

●
Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you w hen they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

●
No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

A -9 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

●
Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

●
Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

●
Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

●
Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

●
ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

●
Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

●
Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

●
Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

●
Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

●
Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

A -10 | Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside

Always read the preliminary pricing supplement and other related offering documents.
These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.
For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.
Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.
Wells Fargo Advisors is a trade name used by Wells Fargo Clearing services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company .
© 2021 Wells Fargo Securities, LLC. All rights reserved.